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                 EXHIBIT 11.1 -- COMPUTATION OF PER-SHARE LOSS

                            IXC COMMUNICATIONS, INC
                COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                                             THREE MONTHS ENDED
                                                                  MARCH 31,
                                                            ---------------------
                                                              1998         1997
                                                            ---------    --------
LOSSES
  Adjusted net loss.......................................  $ (19,397)   $(19,878)
  Less: Dividends applicable to preferred stock...........    (11,736)       (470)
                                                            ---------    --------
  Net loss applicable to common stockholders..............    (31,133)    (20,348)
  Extraordinary loss......................................         --          --
                                                            ---------    --------
  Net loss applicable to common stockholders before
     extraordinary items..................................  $ (31,133)   $(20,348)
                                                            =========    ========
BASIC
  Number of shares used to compute loss applicable to
     common stockholders..................................     31,626      30,799
                                                            =========    ========
DILUTED
  Number of shares used to compute loss applicable to
     common stockholders..................................     31,626      30,799
                                                            =========    ========
BASIC LOSS PER SHARE
  Before extraordinary item...............................  $   (0.98)   $  (0.66)
  Extraordinary loss......................................         --          --
                                                            ---------    --------
  Net loss................................................  $   (0.98)   $  (0.66)
                                                            =========    ========
DILUTED LOSS PER SHARE
  Before extraordinary item...............................  $   (0.98)   $  (0.66)
  Extraordinary loss......................................         --          --
                                                            ---------    --------
  Net loss................................................  $   (0.98)   $  (0.66)
                                                            =========    ========

Note: 1997 loss per share data has been restated in accordance with the adoption of the Financial Accounting Standards Board Statement 128 and the Securities Exchange Commission Staff Accounting Bulletin 98.